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                                   AMENDMENT,
                              DATED APRIL 7, 2005,
                            TO THE SCHEDULE A OF THE
                          INVESTMENT ADVISORY AGREEMENT
                           BETWEEN BISHOP STREET FUNDS
                      AND BISHOP STREET CAPITAL MANAGEMENT
               DATED MARCH 31, 1999, AS AMENDED FEBRUARY 22, 2000

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

         Bishop Street Equity Fund                                     .74%

         Bishop Street Hawaii Municipal Bond Fund                      .35%

         Bishop Street High Grade Income Fund                          .55%

         Bishop Street Money Market Fund                               .30%

         Bishop Street Treasury Money Market Fund                      .30%

         Bishop Street Strategic Growth Fund                           .74%

         Bishop Street Tax Managed Equity Fund                         .74%

         Bishop Street Index Plus Fund                                 .50%